Exhibit 13

906 CERTIFICATION

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2019 (the “report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Daniel Cristian González Casartelli, the Chief Executive Officer and, Diego Martín Pando, the Controller (Principal Financial Officer) of YPF S.A., each certifies that, to the best of their knowledge:

1. the report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of YPF S.A.

Date: April 24, 2020.

/s/ Daniel Cristian González Casartelli
Daniel Cristian González Casartelli
Chief Executive Officer

/s/ Diego Martín Pando
Diego Martín Pando
Controller (Principal Financial Officer)